                                    AGREEMENT

                  THIS AGREEMENT (the "Agreement") is being made as of this 16th day of January, 1997, between NAM Corporation, a Delaware corporation, with offices at 1010 Northern Boulevard, Suite 336, Great Neck, New York 11021 (the "Company"), and Patricia Giuliani-Rheaume, an individual residing at 58 Lindron Avenue, Smithtown, New York 11787 (the "Employee").

                              W I T N E S S E T H :

                  WHEREAS, the Employee has expertise in providing the services sought by the Company; and

                  WHEREAS, the Company desires to employ the Employee during the term of this Agreement, and Employee is willing to be employed subject to the terms and conditions contained in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                  1. Engagement and Duties. During the term of this Agreement, the Company shall employ Employee and Employee agrees to be employed by the Company as Vice President, Treasurer and Chief Financial Officer and to devote her full time and efforts in performing the services requested by the Company. The Employee shall at all times serve at the direction of the Chief Executive Officer.

                  2. Term. This Agreement shall commence on February 3, 1997 and shall continue until December 31, 1999 (the "Initial Term"). This Agreement shall automatically renew for an additional one (1) year (the "First Renewal Term") period unless the Company or the Employee gives notice of termination at least forty-five (45) days prior to the end of the Initial Term. Thereafter, this Agreement shall automatically renew for additional one (1) year periods (the "Successive Renewal Term") unless the Company or Employee gives notice of termination at least forty-five (45) days prior to the end of the First Renewal Term or any Successive Renewal Term thereafter.

                  3. Compensation. As compensation for her services hereunder, the Company shall pay Employee a base salary of $116,000 per annum ("Base Salary") which shall be payable in equal bi-weekly installments. In addition, Employee shall receive from the Company the following:

                  (a) Employee shall be entitled to receive an annual bonus at the discretion of the Chief Executive Officer which will be paid in accordance with the policies of the Company;

                  (b) The Base Salary shall be increased each year of only the Initial Term by a minimum of 5% beginning in January 1998. Thereafter, all increases to the Base Salary will be at the discretion of the Board of Directors.

                  (c) Employee shall receive a signing bonus of $5,000 which shall be paid as part of the first payment of salary received by the Employee.

                  (d) Employee shall receive $400 a month toward the lease and operation of an automobile.




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                  (e) Upon execution of the Agreement, the Employee shall be granted options to purchase 40,000 shares of Common Stock (the "Options") with an exercise price equal to the closing bid price on the date of this Agreement as reported by the NASDAQ Small Cap Market. The Options shall vest as follows:
(i) 1/3 on December 31, 1997, (ii) 1/3 on December 31, 1998, and (iii) 1/3 on December 31, 1999, as long as the Employee is employed by the Company on each date pursuant to this Agreement. If the Employee is not employed by the Company on such dates, then the Employee will have no rights or interests to the non-vested portions of the Options. The Options shall be for 6 years from the date hereof and shall be subject to the terms and conditions of the Company's 1996 Stock Option Plan and memorialized in a stock option certificate to be issued by the Company. Employee shall also be eligible to receive additional options under the Plan at the discretion of the Board of Directors.

                  4. Benefits/Vacation. Employee shall be entitled to participate in all benefit programs offered by the Company subject to the terms and conditions of such programs. In addition, Employee shall receive a life insurance policy of $250,000 and shall not contribute toward her full family health insurance coverage. The Employee shall also be eligible to take 10 days of paid vacation time per year beginning June 1, 1997 in accordance with Company's policy.

                  5. Expenses. Employee shall be entitled to reimbursement of reasonable expenses incurred on behalf of the Company. At the end of each month, Employee shall submit an itemized expense report with each expense documented by appropriate receipts.




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


Reimbursement of an expense shall be at the sole discretion of the Company and Employee shall receive reimbursement in accordance with Company policy.

                  6. Employee's Representations. Employee hereby represents and warrants that she has full power and authority to enter into this contract and that she has no obligation, contractual or otherwise, (i) to provide services to any entity or person besides the Company; or (ii) that would conflict with her obligations to the Company under this Agreement.

                  7. Inability to Work/Death.

                  (a) If Employee is mentally or physically unable to perform his duties under this Agreement for a period of ninety (90) days then the Company may terminate this Agreement upon ten (10) days notice and the Company shall be liable to Employee only for the amount of Base Salary owed through the date of termination as set forth in the notice.

                  (b) If Employee dies during the term of this Agreement, this Agreement shall terminate on the date of her death and the Company shall be liable to Employee only for the amount of Base Salary owed through such date.

                  8.  Termination.

                  (a) Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the term of this Agreement, Employee is terminated "For Cause" (as defined below) then the Company shall have the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean Employee shall: (i) be convicted of a felony crime, (ii) commit any act or omit to take any action in bad faith and to the




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



detriment of the Company, (iii) commit an act of moral turpitude, (iv) commit an act of fraud against the Company, or (v) materially breach any term of this Agreement and fail to correct such breach within five (5) days after commission thereof. If Employee is terminated pursuant to this subsection then the Company shall be liable to Employee only for the amount of Base Salary owed through the date of termination as set forth in the notice.

                  (b) Notwithstanding anything herein contained, the Employee may be terminated "Without Cause" upon notice from the Company. If Employee is terminated "Without Cause" during the first year of this Agreement, Employee shall receive as severance a payment equal to three months of the Base Salary in effect at the time of termination which shall be paid in equal bi-weekly installments over the three month period following the date of termination as set forth in the notice. If Employee is terminated "Without Cause" after the first year, Employee shall receive as severance a payment equal to six months of the Base Salary in effect at the time of termination which shall be paid in equal bi-weekly installments over the six month period following the date of termination as set forth in the notice.

                  9. Confidentiality. In order to induce the Company to enter into this Agreement, Employee hereby agrees that, except with the written consent of the Company, Employee shall keep confidential and not divulge to any person that is not affiliated with the Company, during the term of this Agreement or any time thereafter, any of the Company's confidential information and business secrets, including, without limitation, confidential information and business secrets relating to such matters as the Company's finances and operations, the materials, processes, and procedures used in the Company's operations, the names of the Company's clients and their requirements, and the names of the Company's suppliers. All papers, books, and records of every description, including, without limitation, handbooks, manuals, client lists, computer software, programs, modules, or source codes, as well as all reproductions thereof, relating to the business and affairs of the Company, its clients or suppliers, whether or not prepared by Employee, shall be the sole and exclusive property of the Company. Employee shall surrender all tangible evidence of such information to the Company at the termination of this Agreement or at any time during the term of this Agreement upon request by the Company.

                  10. Non-Compete. In consideration of the compensation to be received by Employee from the Company, Employee shall not: (a) during the period Employee is employed with the Company, engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner, member or partner of, any business or organization that is or shall then be competing with the Company; and (b) for a period of one (1) year after the termination of this Agreement, directly or indirectly, (i) market or provide any competitive services to, or solicit any business from, any clients of the Company; or (ii) solicit, contact, or employ or offer to employ any person who is employed by the Company at the time that Employee ceases being employed by the Company or any person hired by the Company after such time. If any restriction contained in this section shall be deemed invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope or other provision hereof to the fullest extent allowed by law, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.




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



                  11. Arbitration. The parties agree that in the event of any dispute or controversy arising out of or in connection with this Agreement, or any alleged breach thereof, (a "Dispute"), the parties shall arbitrate the Dispute before three arbitrators with the arbitration to be held in New York City under the rules promulgated by National Arbitration and Mediation. The Company and the Employee shall each choose 1 arbitrator and then the 2 arbitrators chosen shall jointly choose the 3rd arbitrator. The parties shall have 10 business days from receipt of a demand for arbitration in which to choose an arbitrator. If a party fails to choose an arbitrator within such time period then the arbitrator chosen by the non-defaulting party shall choose an arbitrator and the arbitration shall proceed before only 2 arbitrators. Nothing in this Agreement shall prevent the Company or the Employee from seeking appropriate injunctive relief in aid of arbitration to enforce any provision of this Agreement from a federal or state court located in New York, and the parties irrevocably and unconditionally consent to the exclusive jurisdiction of such courts in New York solely for any such injunctive action. The decision of the arbitrators will be final and binding upon the parties, and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrator and the cost of arbitration shall be borne as determined by the arbitrators.

                  12. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.




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

                  13. Notices. All notices, requests, demands, and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, mailed within the continental United States by first class, certified mail, return receipt requested, postage and registry fees prepaid, or sent by Federal Express or any other nationally recognized overnight courier, or sent by telecopy or facsimile transmission (with receipt confirmed), to the applicable party and addressed to the addresses set forth in the preamble. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice or other communication given by overnight courier shall be deemed given one day after delivery to such courier. Any notice or other communication sent by telecopy or facsimile transmission shall be deemed given at the time of confirmation of receipt.

                  14. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                  15. Merger. In the event of a future disposition of the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, sale of stock, or otherwise, then the Company may elect to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation.




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

                  16. Binding Effect. Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns.

                  17. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  18.  Miscellaneous.

                  (a) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (b) It shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the rules governing conflicts of laws.

                  (c) Employee irrevocably consents to the jurisdiction of the courts of the State of New York and of all federal courts located in such state in connection with any action or proceeding arising out of or relating to this Agreement or the breach thereof. In any such action or proceeding, Employee waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with Section 14 hereof.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.
                                              NAM CORPORATION


/s/ Patricia Giuliani-Rheaume                 By:/s/ Roy Israel
-----------------------------                    ---------------------
Patricia Giuliani-Rheaume                        Name:  Roy Israel
                                                 Title: CEO





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